Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (“Amendment”) is made as of October 15, 2013 (“Effective Date”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX, INC., a Texas corporation, MANITEX SABRE, INC., a Michigan corporation, BADGER EQUIPMENT COMPANY, a Minnesota corporation, and MANITEX LOAD KING, INC., a Michigan corporation (each, individually a “US Borrower,” and collectively the “US Borrowers”) and MANITEX LIFTKING, ULC, an Alberta company (the “Canadian Borrower” and, together with the US Borrowers, the “Borrowers” and each individually, a “Borrower”) and COMERICA BANK, a Texas banking association (in its individual capacity, “Comerica”), as US Agent, US Swing Line Lender, a US Issuing Lender and a US Lender, COMERICA BANK, a Texas banking association and authorized foreign bank under the Bank Act (Canada), through its Toronto branch (in its individual capacity, “Comerica Canada”) as Canadian Agent, Canadian Swing Line Lender, Canadian Issuing Lender and a Canadian Lender, and all other Lenders from time to time party hereto (collectively, the “Lenders”).

PRELIMINARY STATEMENT

The Borrowers, US Agent, Canadian Agent and the Lenders entered into a Credit Agreement dated August 19, 2013 (“Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by the US Agent, Canadian Agent and Lenders to Borrowers (“Obligations”).

Borrowers, US Agent, Canadian Agent and the Lenders have agreed to amend the terms of the Credit Agreement as provided in this Amendment.

AGREEMENT

1. Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.

2. Amendment.

a. The following definition is added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“ ‘Comerica Canada’ shall mean Comerica Bank a Texas banking association and authorized foreign bank under the Bank Act (Canada), through its Toronto branch, in its capacity as an individual lender.

b. The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ ‘Permitted Acquisition’ shall mean any acquisition by any Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of such Borrower;

(b) If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrowers or any of them;

(c) Both immediately before and after the consummation of such acquisition, no Default or Event of Default shall have occurred and be continuing; and

(d) The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, is (X) equal to or less than US$1,500,000, and (Y) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the same Fiscal Year, as the applicable acquisition (not including acquisitions specifically consented to which fall outside of this definition), does not exceed US$3,000,000, and (Z) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the term of this Agreement (not including acquisitions specifically consented to which fall outside the terms of this definition) does not exceed US$6,000,000.”

c. Paragraph (c) of Section 4.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Subject to clauses (e) and (f) hereof, immediately upon receipt by any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests of such Person (other than Equity Interests under any stock option or employee incentive plans listed on Schedule 6.13 hereto or any successor plans) after the Effective Date, the US Borrowers shall prepay (1) the Term Loans by an amount equal to twenty five percent (25%) of such Net Cash Proceeds and (2) the Canadian Revolving Credit and/or the US Revolving Credit, as elected by Borrower, by an amount equal to twenty five percent (25%) of such Net Cash Proceeds, provided, that any such payments shall in no way reduce the US Revolving Aggregate Commitment or the Canadian Revolving Commitment, as applicable, further provided, however if a Default or Event of Default exists or is continuing the application of such Net Cash Proceeds described in (1) and (2) of this paragraph, shall be applied in such amounts, to such Obligations, at US Agent’s sole discretion.

d. The word “and” is hereby removed from the end of subsection (h) of Section 8.1 of the Credit Agreement, the period at the end of subsection (i) of Section 8.1 of the Credit Agreement is hereby deleted and replaced with “; and”, and the following Subsection (j) is hereby added to the end of Section 8.1 of the Credit Agreement immediately following subsection (i):

“(j) Debt owing from the Canadian Borrower to Comerica Canada arising under that letter of credit facility up to a maximum amount of CDN$2,000,000, supported by a 100% guaranty from Export Development Canada.”

e. Paragraph (e) of Section 2.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by the US Agent of notice from the Majority US Revolving Credit Lenders requesting default interest rates (as described in this paragraph), interest shall be payable on demand on all US Revolving Credit Advances and US Swing Line Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of Eurodollar-based Advances and Quoted Rate Advances, three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, and for all US Base Rate Advances from time to time outstanding, at a per annum rate equal to the US Base Rate plus three percent (3%).”

f. Paragraph (c) of Section 2.A.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by the Canadian Agent of notice from the Majority Canadian Revolving Credit Lenders requesting default interest rates (as described in this paragraph), interest shall be payable on demand on all Canadian Revolving Credit Advances and Canadian Swing Line Advances from time to time outstanding, in respect of each Canadian Prime-based Advance and each US Prime-based Advance, at a per annum rate equal to the Canadian Prime-based Rate plus three percent (3%) and/or the US Prime-based Rate plus three percent (3%), respectively.”

g. Paragraph (d) of Section 4.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, upon notice from the Majority Term Loan Lenders requesting default interest rates (as described in this paragraph), interest shall be payable on demand on the principal amount of all Term Loan Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance, plus, in the case of Eurodollar-based Advances, three percent (3%) for the remainder of the then existing Eurodollar-Interest Period, if any, and at all other such times and for all US Base Rate Advances, at a per annum rate equal to the US Base Rate plus three percent (3%).”

h. Paragraph (c) of Section 4.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Subject to clauses (e) and (f) hereof, immediately upon receipt by any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests of such Person (other than Equity Interests under any stock option or employee incentive plans listed on Schedule 6.13 hereto (or any successor plans) after the Effective Date, the US Borrowers shall prepay (1) the Term Loans by an amount equal to twenty five percent (25%) of such Net Cash Proceeds and (2) the Canadian Revolving Credit and/or the US Revolving Credit, as elected by Borrower, by an amount equal to twenty five percent (25%) of such Net Cash Proceeds, provided, that any such payments shall in no way reduce the US Revolving Aggregate Commitment or the Canadian Revolving Commitment, as applicable, further provided, however if a Default or Event of Default exists or is continuing the application of such Net Cash Proceeds described in (1) and (2) of this paragraph, shall be applied in such amounts, to such Obligations, at US Agent’s sole discretion.”

i. Paragraph (b) of Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) any Debt (including but not limited to the Debt existing on the Effective Date and set forth in Schedule 8.1(b) attached hereto and any renewals or refinancing of such Debt) provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the Effective Date, and shall otherwise be in compliance with this Agreement, (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt, and (iv) the aggregate amount of such Debt including Capitalized Leases, but excluding Rental Fleet Debt, shall not exceed US$9,000,000 in the aggregate at any time;”

j. Section 8.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.7 Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than:

(a) Permitted Investments;

(b) Investments existing on the Effective Date and listed on Schedule 8.7 hereof;

(c) sales on open account in the ordinary course of business;

(d) Investments in Foreign Subsidiaries and intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor or any Borrower; provided that, the aggregate amount of such Investments in Foreign Subsidiaries and intercompany loans or intercompany Investments from time to time outstanding in respect thereof shall not exceed US$7,500,000, or the Equivalent Amount in Canadian Dollars, provided, further for the purpose of this calculation non-cash management fees shall not be included in the calculation; and provided, further, that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(e) Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f) loans and advances to employees, officers and directors of any Credit Party for moving, travel and other similar expenses in the ordinary course of business not to exceed US$200,000, or the Equivalent Amount in Canadian Dollars, in the aggregate at any time outstanding;

(g) Permitted Acquisitions and Investments in any Person acquired pursuant to a Permitted Acquisition; and

(h) other Investments not described above provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment and (ii) the aggregate amount of all such Investments shall not exceed US$100,000, or the Equivalent Amount in Canadian Dollars at any time outstanding.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.”

k. Section 8.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.16 Guarantee Obligations. Except (i) for any guarantees in favor of the US Agent or the Canadian Agent, (ii) the guaranties up to US$5,000,000 from Parent and Manitex, Inc. with respect to the obligations of Manitex Liftking, ULC under the specialized equipment loan facility provided by Comerica Canada, (iii) the guaranties from Parent in support of the Debt of CVS Ferrari S.R.L. to foreign banks, including but not limited to such guaranties existing on June 30, 2013 and set forth on Schedule 8.16(iii) attached hereto, provided that such guarantee obligation shall not to exceed the lesser of US$9,000,000 or the amount of such foreign Debt, of CVS Ferrari S.R.L., (iv) the performance guaranty provided by Manitex International, Inc. in support of Manitex Liftking, ULC’s military contract, and (v) the indemnification from Manitex International, Inc. in favor of Export Development Canada in connection with the CDN$2,000,000 letter of credit facility provided by Comerica Canada to Manitex Liftking, ULC, guarantee or otherwise in any way become responsible for the obligations of any other Person.”

l. Paragraph (f) of Section 13.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency; provided, however, the applicable Majority Lenders shall have ten (10) days to object to such amendment, unless otherwise waived by the Majority Lenders, modification or supplement to this Agreement provided further that if such objection is not raised within the time period provided, the Majority Lenders shall be deemed to have consented.”

m. Annex II (Percentages and Allocations) to the Credit Agreement, is hereby amended and restated in its entirety in the form attached hereto as Annex II.

n. The parties hereto acknowledge the Term Loan as described in the Credit Agreement has been paid in full and all lending obligations with respect to the Term Loan have been terminated, effective as October 2, 2013. All references to the Term Loan and Section 4 of the Credit Agreement are hereby deleted and replaced with “intentionally omitted”.

3. Representations and Warranties. The Borrowers represent, warrant, and agree that:

a. Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each related document, agreement, and instrument remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date.

b. When executed, the Agreement, as amended by this Amendment will continue to constitute a duly authorized, legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms. The Credit Agreement, as amended, along with each related document, agreement and instrument, is ratified and confirmed and shall remain in full force and effect and the Credit Parties further represent and warrant that they have taken all actions necessary to authorize the execution and performance of such documents.

c. There is no Default or Event of Default existing under the Credit Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

d. As applicable to each such Credit Party, the articles of incorporation, articles of formation, articles of amalgamation, bylaws, operating agreements and resolutions and incumbency certificates of the Borrowers and the Guarantors delivered to US Agent and Canadian Agent in connection with the Credit Agreement on or about August 19, 2013, have not been repealed, amended or modified since the date of delivery thereof and that same remain in full force and effect.

4. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

5. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of law.

6. No Defenses. The Credit Parties acknowledge, confirm, and warrant to US Agent, Canadian Agent and the Lenders that as of the date hereof the Credit Parties have absolutely no defenses, claims, rights of set-off, or counterclaims against US Agent, Canadian Agent and the Lenders under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Obligations, or against any of the indebtedness evidenced or secured thereby.

7. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

8. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by the Credit Parties and the Lenders. In executing this Amendment, the Credit Parties are not relying on any promise or commitment of US Agent, Canadian Agent and/or the Lenders that is not in writing signed by the applicable Agent and/or the Lenders.

9. Acknowledgment and Consent of Guarantors. Each of the US Credit Parties has guaranteed the payment and performance of the Obligations by Borrowers pursuant to Guaranty dated August 19, 2013 (the “Guaranty”). Each of the Guarantors, by singing below, acknowledges and consents to the execution, delivery and performance of this Amendment, and agrees that the Guaranty remains in full force and effect. Each of the Guarantors further represents that it is in compliance with all of the terms and conditions of its Guaranty.

10. Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of US Agent, Canadian Agent and the Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

11. Effectiveness and Counterparts. This Amendment may be executed in as many counterparts as US Agent, Canadian Agent, the Lenders and the Borrowers deem convenient, and shall become effective upon delivery to US Agent and Canadian Agent of: (i) all executed counterparts hereof from the Lenders and from Borrowers and each of the Guarantors; (ii) the documents listed on the Closing Checklist attached hereto as Exhibit A; and (iii) any other documents or items which US Agent or Canadian Agent may require to carry out the terms hereof.

[Signature Page Follows]

This First Amendment to Credit Agreement is executed and delivered on the Effective Date.

COMERICA BANK, as US Agent

By:	/s/ James Q. Goudie
Its:	VP & AGM

COMERICA BANK, as US Lender, as US Issuing Lender, and as US Swing Line Lender

By:	/s/ James Q. Goudie
Its:	VP & AGM

COMERICA BANK, as Canadian Agent

By:	/s/ Omer Ahmed
Its:	Portfolio Manager

COMERICA BANK, as Canadian Lender, as Canadian Issuing Lender, and as Canadian Swing Line Lender

By:	/s/ Omer Ahmed
Its:	Portfolio Manager

[Signature Page US Borrowers]

MANITEX INTERNATIONAL, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX SABRE, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

BADGER EQUIPMENT COMPANY

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

MANITEX LOAD KING, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

[Signature Page Canadian Borrower]

MANITEX LIFTKING, ULC

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

[Signature Page US Guarantors]

GUARANTORS:

MANITEX INTERNATIONAL, INC.		MANITEX, INC.

By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke President	By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke President

MANITEX SABRE, INC.		BADGER EQUIPMENT COMPANY
By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke Vice President	By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke Vice President

MANITEX LOAD KING, INC.		LIFTKING, INC.

By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke Vice President	By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke President

MANITEX, LLC

By: Its:	/s/ Andrew M. Rooke Andrew M. Rooke Vice President

EXHIBIT “A”

CLOSING CHECKLIST

CLOSING CHECKLIST

US Borrowers:

Manitex International, Inc., a Michigan corporation

Manitex, Inc. a Texas corporation

Manitex Sabre, Inc., a Michigan corporation

Badger Equipment Company, a Minnesota corporation

Manitex Load King, Inc., a Michigan corporation

Canadian Borrower:	Manitex Liftking, ULC, an Alberta corporation

Agent:	Comerica Bank, as US Agent for all Lenders Comerica Bank, as Canadian Agent for all Canadian Lenders

Lenders:	Comerica Bank, as US Lender and Canadian Lender HSBC Bank, N.A., as US Lender Fifth Third Bank, as US Lender

Guarantors:	Liftking, Inc. (with respect to debt of US Borrowers and Canadian Borrower) Manitex, LLC (with respect to debt of Canadian Borrower) All US Borrowers (with respect to debt of Canadian Borrower)

Transaction: First Amendment to Credit Agreement

I.	LOAN DOCUMENTS

1. First Amendment to Credit Agreement

2. US$20MM US Revolving Credit Note (Comerica)

3. US$10MM US Revolving Credit Note (HSBC)

4. US$10MM US Revolving Credit Note (Fifth Third)

5. Assignment Agreement (Comerica to HSBC)

6. Assignment Agreement (Comerica to Fifth Third)

7. First Amendment to Security Agreement (US Credit Parties)

8. Closing Certificate

Annex II

Percentages and Allocations

Revolving Credit Facilities

Lenders	US Revolving Credit Percentage	US Revolving Credit Allocations		Canadian Revolving Credit Percentage	Canadian Revolving Credit Allocations		Total Allocations		Weighted Percentage
Comerica Bank	50%	US$	20,000,000.00	100%	US$	9,000,000.00	US$	29,000,000.00	59.18%
HSBC Bank	25%	US$	10,000,000.00	0.0%	US$	0.00	US$	10,000,000.00	20.41%
Fifth Third Bank	25%	US$	10,000,000.00	0.0%	US$	0.00	US$	10,000,000.00	20.41%
TOTALS	100%	US$	40,000,000.00	100%	US$	9,000,000.00	US$	49,000,000.00	100%